UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2003

PROTEIN DESIGN LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19756	94-3023969
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

34801 Campus Drive
Fremont, California    94555
(Address of principal executive offices including zip code)

(510) 574-1400
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Matters.

On July 7, 2003, Protein Design Labs, Inc. ("PDL") announced the offering of up to $200 million of convertible subordinated notes due 2023 in a private placement.

The foregoing matter is discussed in greater detail in PDL's press release, a copy of which is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 7, 2003 regarding convertible subordinated notes due 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2003	PROTEIN DESIGN LABS, INC. By: /s/ Sergio Garcia-Rodriguez Sergio Garcia-Rodriguez Vice President, Legal, General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1*	Press Release dated July 7, 2003 regarding convertible subordinated notes due 2023.

*    Also provided in PDF format as a courtesy.